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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of our report dated December 18, 2013 relating to (1) the combined and consolidated financial statements of Brookfield Property Partners L.P. (the "Partnership") and (2) the supplemental schedule of investment property information, appearing in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants
Licensed Public Accountants
Toronto, Canada
December 23, 2013

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  Exhibit 23.1